Exhibit 3.4

AMENDED AND RESTATED BYLAWS
MOUNT LOGAN CAPITAL, INC.

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CONSTRUCTION	20
Section 10.1. Construction.	21
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AMENDED AND RESTATED BYLAWS
OF
MOUNT LOGAN CAPITAL, INC.
A Delaware corporation
(Adopted as of [●], 2025)

Mount Logan Capital, Inc. (the “Corporation”), pursuant to the provision of Section 109 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts these Amended and Restated Bylaws (these “Bylaws”), which restate, amend and supersede the bylaws of the Corporation in their entirety as described below.
ARTICLE I.

STOCKHOLDERS
Section 1.1.    Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting, including, without limitation, for the purpose of the delivery of an annual report of the board of directors of the Corporation (collectively, the “Board of Directors” or the “Board” and each individually, a “Director”), shall be held at such place, within or without the State of Delaware, such date, and such time as designated by the Board of Directors and set forth in the notice or waiver of notice of the meeting.
Section 1.2.    Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chief Executive Officer, or pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. Only business within the purpose or purposes described in the notice or waiver thereof required by these Bylaws may be conducted at a special meeting of the stockholders.
Section 1.3.    Notice of Meetings; Waiver.
(a)    Written or printed notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten nor more than sixty days prior to the meeting, either personally or by mail, by or at the direction of the Board of Directors or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been delivered to a stockholder on the third day after it is deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law or otherwise by these Bylaws.
(b)    No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 1.4.    Quorum. Except as otherwise required by law or by the Corporation’s Certificate of Incorporation then in effect (the “Certificate of Incorporation”), a quorum shall be present at a meeting of stockholders if the holders of record of more than 50% of the then outstanding shares entitled to vote at a meeting of the stockholders are represented at the meeting in person or by proxy.
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Section 1.5.    Voting. If, pursuant to Section 5.5 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote, or such other number of votes as may be prescribed in a Preferred Stock Certificate of Designation (as such term is defined in the Certificate of Incorporation), for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote, or such other number of votes as may be prescribed in a Preferred Stock Certificate of Designation (as such term is defined in the Certificate of Incorporation), for each share of stock standing in his or her name on the books of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.
Section 1.6.    Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the chairperson of the meeting.
Section 1.7.    Adjournment. The chairperson of the meeting or the holders of record of more than 50% of the shares present and entitled to vote at a meeting of the stockholders shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting, provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.5 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.3 of these Bylaws, shall be given to each stockholder of record entitled to vote at such meeting. If such meeting is adjourned by the stockholders, the resumption of such meeting shall occur at such time and place as shall be determined by a vote of the holders of record of more than 50% of the then outstanding shares entitled to vote at such meeting of the stockholders. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.
Section 1.8.    Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may vote in person or may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy executed in writing by the stockholder. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature or photographic, photostatic, or similar reproduction or by transmitting or authorizing the transmission of a telegram or any other means of electronic communication that results in a writing to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy unless such proxy provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram or other electronic communication must either set forth or be submitted with information from which it can be determined that the telegram or other electronic communication was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such proxy card must use a proxy card color other than white; white shall be reserved for the exclusive use by the Board of Directors.
Section 1.9.    Advance Notice of Stockholder Business and Director Nominations.
(a)    Business at Annual Meetings of Stockholders.
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(i)    Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 1.9(b)) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 1.9(a)(iii), on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 1.9(a)(iii). For the avoidance of doubt, the foregoing clause (C) of this Section 1.9(a)(i) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.
(ii)    For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 1.9(b)) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 1.9(a)(iii) to the Secretary of the Corporation; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 1.9(e)) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 1.9(a)(iii)) required by these Bylaws. To be timely, a stockholder’s notice for such business must be delivered and received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety days and not more than one hundred twenty days prior to the first anniversary of the date on which the Corporation first released its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before the first anniversary of the preceding year’s annual meeting and ends thirty days after such first anniversary, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the tenth day following the day the Public Announcement (as defined in Section 1.9(e)) of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 1.9(a) will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day).
(iii)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:
(A)    the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person;
(B)    a description of all agreements, arrangements or understandings between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business;
(C)    a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;
(D)    any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder, and
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(E)    a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).
In addition, any stockholder who submits a notice pursuant to Section 1.9(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.9.
(iv)    Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 1.9) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 1.9(a).
(b)    Nominations at Annual Meetings of Stockholders.
(i)    Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 1.9(b) shall be eligible for election to the Board of Directors at an annual meeting of stockholders.
(ii)    Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any duly authorized committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 1.9(b), on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 1.9. For the avoidance of doubt, the foregoing clause (B) of this Section 1.9(b)(ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 1.9(b)(iii) to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered and received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety days and not more than one hundred twenty days prior to the first anniversary of the date on which the Corporation first released its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before the first anniversary of the preceding year’s annual meeting and ends thirty days after such first anniversary, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the tenth day following the day the Public Announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 1.9(b) will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.
(iii)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth:
(A)    as to each person that the stockholder proposes to nominate for election or re-election as a Director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information
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relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of Directors (even if an election contest or proxy solicitation is not involved) or is otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder (including such person’s written consent to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee of the stockholder, if applicable, and to serving as a Director if elected);
(B)    as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder and the name and address of any Stockholder Associated Person;
(C)    the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person;
(D)    a description of all agreements, arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
(E)    a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice;
(F)    any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of Directors (even if an election contest or proxy solicitation is not involved) or otherwise required pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder; and
(G)    a representation that such stockholder will (1) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of Directors, (2) include a statement to that effect in its proxy statement and/or the form of proxy, (3) otherwise comply with Rule 14a-19 under the Exchange Act and (4) provide the Secretary of the Corporation not less than 10 days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or beneficial owner complied with such representations (such representation, a “Nomination Solicitation Statement”).
In addition, any stockholder who submits a notice pursuant to this Section 1.9(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.9(d) and shall comply with Section 1.9(f).
(iv)    Notwithstanding anything in Section 1.9(b)(ii) to the contrary, if the number of Directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under Section 1.9(b)(ii) and there is no Public Announcement naming the nominees for additional directorships at least ten days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 1.9(b)(ii), a stockholder’s notice required by Section 1.9(b)(ii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which such Public Announcement is first made by the Corporation. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving notice on behalf of a
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beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such annual meeting.
(c)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 1.9(c) shall be eligible for election to the Board of Directors at a special meeting of stockholders at which Directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors has determined that Directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 1.9(c), on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 1.9(c). For the avoidance of doubt, the foregoing clause (ii) of this Section 1.9 shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at a special meeting of stockholders at which Directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 1.9 to the Secretary of the Corporation and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered and received by the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not earlier than the one hundred twentieth day prior to such special meeting and not later than the Close of Business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such special meeting. Notices delivered pursuant to this Section 1.9(c) will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 1.9(b)(iii). In addition, any stockholder who submits a notice pursuant to this Section 1.9(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 1.9(d) and shall comply with Section 1.9(f).
(d)    Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 1.9 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting of stockholders or any adjournment or postponement thereof). If a stockholder who submits a notice of nomination for election pursuant to this Section 1.9 no longer intends to solicit proxies in accordance with its representation pursuant to Section 1.9(b)(iii)(G)(1), (i) such stockholder shall inform the Corporation of this change by delivering notice thereof in writing to the Secretary at the principal executive
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offices of the Corporation not later than the Close of Business on the second Business Day after the occurrence of such change and (ii) such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(e)    Definitions. For purposes of this Section 1 of Article I, the term:
(i)    “Close of Business” means 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;
(ii)    “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation
(iii)    “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;
(iv)    “Public Announcement” means shall mean disclosure in a press release reported by PR Newswire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and
(v)    “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person
(f)    Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or re-election as a Director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 1.9(b) or 1.9, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein and (iii) would
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be in compliance, and if elected as a Director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(g)    Update and Supplement of Nominee Information. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Stockholder Associated Person or proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a Director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, Securities and Exchange Commission and stock exchange rules or regulations or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(h)    Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 1.9(a)(iii)(G) or Section 1.9(b)(iii)(G), as applicable) and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(i)    Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations and schedules promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules, regulations and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 1.9.
(j)    Effect on Other Rights. Nothing in these Bylaws shall be deemed to (i) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation, these Bylaws or applicable law, (iii) affect any rights of the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation or (iv) limit the exercise, or the method or timing of the exercise, of any rights expressly granted by the Corporation to any person to nominate Directors.
Section 1.10.    Organization; Procedure. At every meeting of stockholders the presiding officer shall be the chairperson of the meeting, who shall be a Director (or representative thereof) designated by a majority of the Board of Directors. The order of business and all other matters of procedure at every meeting of stockholders,
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including the regulation of the manner of voting and the conduct of discussion as seem to him or her in order, shall be determined by such presiding officer. All meetings of the stockholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.
Section 1.11.    Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:
(a)    ascertain the number of shares outstanding and the voting power of each,
(b)    determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots,
(c)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(d)    certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.
The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.
When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to clause (d) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable.
Section 1.12.    Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.
ARTICLE II.

BOARD OF DIRECTORS
Section 2.1.    General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation and may make all decisions and take all actions for the Corporation. The powers of the Corporation which may be exercised by the Directors without the approval of the stockholders shall include, without limitation, the power to
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purchase, hold and sell investments; to borrow and loan funds and provide guarantees of the obligations of others; and to acquire other companies in the ordinary course of business.
Section 2.2.    Number and Term of Office. The number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but shall consist of not less than five (5) Directors nor more than eleven (11) Directors. The Directors, other than those who may be elected by the holders of any series of preferred stock, if any, shall be divided into three classes, designated as Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2026], Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2027] and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2028]. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, insanity, retirement, resignation or removal from office. Directors need not be residents of the State of Delaware.
Section 2.3.    Election of Directors. Except as otherwise provided in Sections 2.11 and 2.12 of these Bylaws, Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. In an uncontested election of Directors at any meeting of the stockholders, provided a quorum is present, a nominee for Director shall be elected to the Board of Directors by a “majority of votes cast” (as defined herein) (with “abstentions” and “broker nonvotes” not counted as a vote cast either for or against such nominee’s election). In a contested election of Directors at any meeting of stockholders, provided a quorum is present, each Director will be elected by a plurality of the votes validly cast at such election. An election of Directors will be considered “contested” if, as of the record date for the applicable meeting of stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at such meeting. All other elections of Directors will be considered “uncontested.” If Directors are to be so elected by a plurality of the votes validly cast, stockholders shall not be permitted to vote against a nominee. For the purposes of this Section 2.3, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director.
Section 2.4.    Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors may from time to time provide by resolution for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings, provided that such meetings shall be held no less frequently than quarterly. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally.
Section 2.5.    Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairperson of the Board or the Chief Executive Officer, or by a majority of the Directors, date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on at least twenty-four hours’ notice to each other Director, if notice is given to each Director personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means or on five days’ notice from the official date of deposit in the mail if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate of Incorporation.
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Section 2.6.    Quorum; Voting. Unless otherwise required by law or provided in the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business of the Directors. Except as otherwise required by law, or except as provided herein or in the Certificate of Incorporation, the act or vote of a majority of Directors present at a meeting at which a quorum is present shall be the act or vote of the Board of Directors. A Director who is present at a meeting of the Directors at which action on any matter of the Corporation is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
Section 2.7.    Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 of these Bylaws shall be given to each Director.
Section 2.8.    Action Without a Meeting. Any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the Directors or of any committee designated by the Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors or members of such committee, as the case may be, provided that the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of law, the Certificate of Incorporation or these Bylaws for notice of meetings, Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of Directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 2.9.    Regulations; Manner of Acting. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Directors. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by resolution of the Directors to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. The Board of Directors may adopt such other rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Directors shall act only as a Board, and the individual Directors shall have no power as such.
Section 2.10.    Resignations. Any Director may resign at any time. Such resignation shall be made in writing, signed by such Director, to the Corporation and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chairperson of the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation or in a policy of the Corporation adopted by the Board.
Section 2.11.    Removal of Directors. Any Director may be removed at any time, but only for cause upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors at any meeting of such stockholders, including meetings called expressly for that purpose, and at which a quorum of stockholders is present. Subject to the rights of the holders of any series of preferred stock of the Corporation, any vacancy in the Board of Directors caused by any
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such removal shall be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed.
Section 2.12.    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock of the Corporation and except as provided in Section 2.11, if any vacancies occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act and such vacancies and newly created Directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created Directorship shall hold office until the next election of the class of Directors for which such Director has been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
Section 2.13.    Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE III.

COMMITTEES OF DIRECTORS
Section 3.1.    Committees of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more Directors, as fixed from time to time by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors. Any such committee may be dissolved or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.
Section 3.2.    Proceedings. Any such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Any such committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next meeting of the Board following such committee meeting, except that when the Board meeting is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.
Section 3.3.    Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or the respective committee’s charter, at all meetings of any committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such.
Section 3.4.    Action by Telephonic Communications. Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of video conference, telephone or
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similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 3.5.    Absent or Disqualified Members. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 3.6.    Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairperson of the Board, the Chief Executive Officer or any President. Unless otherwise specified therein, such resignation shall take effect upon delivery.
Section 3.7.    Removal. Any member (and any alternate member) of any committee may be removed from his or her position as a member (or alternate member, as the case may be) of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.
Section 3.8.    Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.
ARTICLE IV.

OFFICERS
Section 4.1.    Number. The officers of the Corporation shall be designated by the Board of Directors and shall include such officers as the Directors may from time to time determine, which officers may (but need not) include a Chairperson of the Board (who may or may not be an Executive Chairperson), a Vice Chairperson of the Board, a Chief Executive Officer, one or more Presidents (and in the case of each such President, with such descriptive title, if any, as the Directors shall deem appropriate), one or more Vice Presidents (and in the case of each such Vice President, with such descriptive title, if any, as the Directors shall deem appropriate), a Secretary, an Assistant Secretary and a Treasurer. The Board of Directors also may elect one or more other officers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.
Section 4.2.    Election. Officers shall be chosen in such manner and shall hold their offices for such terms as determined by the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified in his stead, or until his or her earlier death, resignation, retirement, disqualification or removal from office.
Section 4.3.    Compensation. The Corporation shall have the authority to pay and provide compensation and other benefits to its officers and employees. The compensation and benefits of all officers of the Corporation shall be fixed from time to time by the Board of Directors, unless otherwise delegated by the Board of Directors to a particular committee or officer.
Section 4.4.    Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors, or by the Chief Executive Officer or any President if such powers of removal have been expressly conferred to such individuals by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not itself create contract rights. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Chairperson of the Board, the Chief Executive Officer or any President. Unless otherwise specified therein, such resignation shall take effect immediately upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. The Board of Directors may abolish any office at any time unless prohibited by law or statute.
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Section 4.5.    Authority and Duties of Officers. In addition to any specifically enumerated duties, services and powers, the officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified by law or statute, by the Certificate of Incorporation or these Bylaws, or as the Board of Directors may from time to time determine or as may be assigned to such officers by any competent superior officer. The Board of Directors may also at any time limit or circumvent the enumerated duties, services and powers of any officer. In addition to the designation of officers and the enumeration of their respective duties, services and powers, the Board of Directors may grant powers of attorneys to individuals to act as agent for or on behalf of the Corporation, to do any act which would be binding on the Corporation, to incur any expenditures on behalf of or for the Corporation, or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Corporation. Such powers of attorney may be revoked or modified as deemed necessary by the Board of Directors.
Section 4.6.    Chairperson of the Board. The Chairperson of the Board shall, if one is designated by the Board of Directors and is present, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors. He or she shall also assist the Directors in the formulation of the policies of the Corporation, and shall be available to other officers on a reasonable basis for consultation and advice.
Section 4.7.    Lead Director of the Board. The Lead Director of the Board, shall, if one is designated by the Board of Directors, in the absence of the Chairperson of the Board, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.
Section 4.8.    Secretary. The Secretary, if one is designated by the Board of Directors, shall have the following powers and duties:
(a)    He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.
(b)    He or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law.
(c)    Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.
(d)    He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he or she may attest the same.
(e)    He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these Bylaws.
(f)    He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.
(g)    He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.
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(h)    He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or any President.
Section 4.9.    Assistant Secretary. The Assistant Secretary, if one is designated by the Board of Directors, shall generally assist the Secretary.
Section 4.10.    Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to the Chief Executive Officer or any President the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.
Section 4.11.    Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.
ARTICLE V.

CAPITAL STOCK
Section 5.1.    Uncertificated Shares. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation issued after the date hereof shall be uncertificated shares. In the event that the Board elects to provide in a resolution that certificates shall be issued to represent any shares of capital stock of the Corporation, holders of such shares (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairperson of the Board or a Vice Chairperson of the Board, any President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.
Section 5.2.    Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.1 of these Bylaws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 5.3.    Lost, Stolen or Destroyed Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Section 5.4.    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may
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prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
Section 5.5.    Record Date. In order to determine the stockholders entitled to notice of, or entitled to vote at, any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or entitled to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.6.    Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
Section 5.7.    Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
ARTICLE VI.

INDEMNIFICATION
Section 6.1.    Nature of Indemnity. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a Proceeding or any inquiry or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was Director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director (or equivalent position) or officer of another corporation, partnership, entity, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability. In the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) the indemnification of a Director or officer shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or
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the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.5 of these Bylaws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
The rights granted pursuant to this Article VI shall be deemed contract rights. No amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.
Section 6.2.    Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of these Bylaws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Section 6.3.    Determination that Indemnification is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 6.1 of these Bylaws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.1 of these Bylaws. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.
Section 6.4.    Advance Payment of Expenses. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Sections 6.1, 6.2, and 6.3 who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final dispositions of a Proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VI or otherwise. The Board of Directors may authorize the Corporation’s counsel to represent such present or former Director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding unless such representation would lead to a conflict of interest for such counsel.
Section 6.5.    Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections 6.1, 6.2, and 6.3 of these Bylaws, or advance of costs, charges and expenses to a Director or officer under Section 6.4 of these Bylaws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs
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and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.4 of these Bylaws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.1 of these Bylaws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1 of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 6.6.    Survival; Preservation of Other Rights. The indemnification provisions provided by this ARTICLE VI shall be deemed to be a contract between the Corporation and each Director or officer who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such Director or officer.
The indemnification and the advancement and payment of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, common or statutory law, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.7.    Insurance. The Corporation shall purchase and maintain insurance, at its expense, to protect the Corporation and any person who is or was or has agreed to become a Director or officer, or is or was serving at the request of the Corporation as a Director (or equivalent position) or officer of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability, or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.
Section 6.8.    Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director or officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.9.    Limitation on Liability. No Director or officer shall be personally liable, as such, for any action taken or omitted from being taken unless: (i) such Director or officer breached or failed to perform the duties of his office and (ii) the breach or failure to perform constituted recklessness, self-dealing or willful misconduct. The foregoing shall not apply to any responsibility or liability under a criminal statute or liability for the payment of taxes under Federal, state or local law.
Section 6.10.    Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation shall pay or reimburse expenses incurred by a Director or officer in connection with his appearance as a
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witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.
Section 6.11.    Indemnification of Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Directors and officers under this Article VI; and, the Corporation may indemnify and advance expenses to persons who are not or were not Directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to Directors and officers of the Corporation under this Article VI.
ARTICLE VII.

OFFICES
Section 7.1.    Registered Office and Agent. The registered agent and office of the Corporation in the State of Delaware shall be [Vcorp Services, LLC, located at 108 W. 13th Street, Suite 100, Wilmington, Delaware 19801] or such other agent and office (which need not be a place of business of the Corporation) as the Board of Directors may designate from time to time in the manner provided by law.
Section 7.2.    Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE VIII.

GENERAL PROVISIONS
Section 8.1.    Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation’s capital stock.
Section 8.2.    Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.
Section 8.3.    Execution of Instruments. The Chief Executive Officer, any President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chief Executive Officer or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.
Section 8.4.    Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors, the Chief Executive Officer or any President, or by such officers or agents as may be authorized by the Board of Directors, the Chief Executive Officer or the President to make such determination.
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Section 8.5.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer or any President from time to time may determine.
Section 8.6.    Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chief Executive Officer, any President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors, the Chief Executive Officer or any President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.
Section 8.7.    Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer or any President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.
Section 8.8.    Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.
Section 8.9.    Seal. The seal of the Corporation shall be circular in form, and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.” The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.
Section 8.10.    Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.
ARTICLE IX.

AMENDMENT OF BYLAWS
Section 9.1.    Amendment. Subject to any express provision in the Certificate of Incorporation to the contrary, these Bylaws may be amended, altered or repealed:
(a)    by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors without the assent or vote of the stockholders of the Corporation if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or
(b)    at any regular or special meeting of the stockholders, and in accordance with the Certificate of Incorporation or applicable law, upon the affirmative vote by the holders of not less than a majority of the Corporation’s outstanding shares, and in the case of a special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.
ARTICLE X.

CONSTRUCTION
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Section 10.1.    Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.
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